Exhibit 10.1

DEFERRED STOCK AWARD OR NON-QUALIFIED STOCK OPTION

ELECTION FORM

[YEAR]

This Deferred Stock Award or Non-Qualified Stock Option Election Form (the “Election Form”) is entered into by and between ANSYS, Inc. (the “Company”) and                              (“Participant”), who is a member of the Board of Directors of the Company meeting the requirements set forth in Section 5(c)(i)(A) of the Third Amended and Restated ANSYS, Inc. 1996 Stock Option and Grant Plan (the “Plan”). The Plan provisions are incorporated herein by reference in their entirety and supersede any conflicting provisions contained in this Election Form. Capitalized terms used but not defined herein shall have the meaning given such terms in the Plan. Neither this Election Form nor the Plan shall be construed as giving the Participant any right to continue to serve as a director of the Company. This election is effective for awards granted in 200    .

1. Designation of Automatic Grant

Pursuant to Section 5(c) of the Plan, the Participant shall elect whether to receive the automatic grant (described in such Section 5(c)) as either a Deferred Stock Award or a Non-Qualified Stock Option. The Participant hereby elects to receive the automatic grant pursuant to Section 5(c) of the Plan in the form of a: [check one]

☐	Deferred Stock Award; or

☐	Non-Qualified Stock Option

2. Effective Date of Election

This Election Form must be received by the Company no later than [DATE], 20__, and will become irrevocable on such date.

ANSYS, INC.	PARTICIPANT

By:	By:
Name:	Name:
Title:	Title:

Date:	Date: